UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 8, 2008, SAVVIS Communications Corporation (the “Borrower”), a Missouri corporation and the wholly-owned subsidiary of SAVVIS, Inc., a Delaware corporation (the “Registrant”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with certain lenders signatories thereto (the “Lenders”) and Wells Fargo Foothill, LLC, as arranger and administrative agent for the Lenders (“Wells Fargo”). The Credit Agreement provides for a $50.0 million senior secured revolving credit facility (of which up to $40.0 million may be used for the issuance of letters of credit). The facility will mature in December 2011.

Loans under the Credit Agreement may be used to fund working capital and for capital expenditures and general corporate purposes. At present, there are no outstanding loans under the Credit Agreement and approximately $24 million outstanding letters of credit.

The indebtedness under the Credit Agreement is guaranteed by the Registrant and the Registrant’s domestic subsidiaries other than the Borrower (the “Guarantors”). The Borrower’s obligations under the Credit Agreement and the guarantees of the Guarantors are secured by a first-priority security interest in substantially all of the Borrower’s and the Guarantors’ assets, interest in assets and proceeds thereof.

Under the terms of the Credit Agreement, the Borrower may elect to pay interest based on a base rate (base rate plus an applicable margin) or LIBOR rate (LIBOR plus an applicable margin).

The Credit Agreement contains various affirmative, negative and financial covenants which restrict the ability of the Borrower, the Registrant and their respective subsidiaries to incur additional indebtedness, create liens, consolidate, merge or make acquisitions, dispose of assets, make distributions or declare or pay dividends, make investments, or make capital expenditures, among other things, except as expressly permitted by the terms of the Credit Agreement. In addition, the Borrower and the Registrant must meet minimum annualized EBITDA requirements, and maintain fixed charge coverage and leverage ratios as specified in the Credit Agreement.

If any event of default occurs and is not cured within applicable grace periods set forth in the Credit Agreement, or waived, Wells Fargo may, and at the request of the Lenders will, terminate the commitments and declare the loans then outstanding to be due and payable in whole or in part, together with accrued interest and any unpaid accrued fees and all other obligations of the Borrower accrued under the Credit Agreement (including all letters of credit obligations).

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above in response to Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
10.1+	Amended and Restated Credit Agreement, dated as of December 8, 2008, by and among SAVVIS Communications Corporation, a Missouri corporation (the “Borrower”), SAVVIS, Inc., a Delaware corporation (the “Registrant”), the lenders that are signatories thereto (the “Lenders”) and Wells Fargo Foothill, LLC, as the arranger and the administrative agent for the Lenders (“Wells Fargo”).

10.2	Charge of Shares in SAVVIS UK Limited, dated December 8, 2008, by and between the Registrant and Wells Fargo.

10.3	Trademark Security Agreement, dated as of December 8, 2008, among certain grantors listed on the signature pages thereto and Wells Fargo.

10.4	First Amendment to Trademark Security Agreement, dated as of December 8, 2008, by and between the Borrower and Wells Fargo.

10.5	First Amendment to Patent Security Agreement, dated as of December 8, 2008, by and between the Borrower and Wells Fargo.

10.6	Patent Security Agreement, dated as of December 8, 2008, among certain grantors listed on the signature pages thereto and Wells Fargo.

+ A request for confidential treatment has been submitted with respect to this exhibit. The copy filed as an exhibit omits the information subject to the request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: December 8, 2008	By:	/s/ Jeffrey H. Von Deylen
	Name:	Jeffrey H. Von Deylen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1+	Amended and Restated Credit Agreement, dated as of December 8, 2008, by and among SAVVIS Communications Corporation, a Missouri corporation (the “Borrower”), SAVVIS, Inc., a Delaware corporation (the “Registrant”), the lenders that are signatories thereto (the “Lenders”) and Wells Fargo Foothill, LLC, as the arranger and the administrative agent for the Lenders (“Wells Fargo”).

10.2	Charge of Shares in SAVVIS UK Limited, dated December 8, 2008, by and between the Registrant and Wells Fargo.

10.3	Trademark Security Agreement, dated as of December 8, 2008, among certain grantors listed on the signature pages thereto and Wells Fargo.

10.4	First Amendment to Trademark Security Agreement, dated as of December 8, 2008, by and between the Borrower and Wells Fargo.

10.5	First Amendment to Patent Security Agreement, dated as of December 8, 2008, by and between the Borrower and Wells Fargo.

10.6	Patent Security Agreement, dated as of December 8, 2008, among certain grantors listed on the signature pages thereto and Wells Fargo.

+ A request for confidential treatment has been submitted with respect to this exhibit. The copy filed as an exhibit omits the information subject to the request for confidential treatment.